Exhibit 5.1

FOLEY SHECHTER LLP
211 East 43rd Street, Seventh Floor
New York, NY 10017
www.foleyshechter.com
Telephone: (212) 335-0465
Fax: (917) 688-4092

November 21, 2017

Pacific Ventures Group, Inc.
117 West 9th Street, Suite 316
Los Angeles, California 90015

Re:  Pacific Ventures Group, Inc.'s Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Pacific Ventures Group, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "SEC") on the date hereof under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") registering the offer and sale from time to time pursuant to the Company's  2017 Equity Incentive Plan (the "Plan") of up to 1,500,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock").

In connection with this opinion, we have examined the Registration Statement and such other records, instruments and documents as we have deemed advisable in order to render this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

The law covered by this opinion is limited to the General Corporation Law of the State of Delaware.

Based upon the matters stated herein and subject to the qualifications set forth herein, it is our opinion that, when the Registration Statement has been filed with the SEC, upon the payment for shares of Common Stock in accordance with the terms of the Plan (assuming, except as to treasury shares, that the per share consideration is at least equal to the par value of the Common Stock) and issuance or delivery of such Common Stock as provided in the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

This opinion is limited to the specific matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you with respect to any changes in such laws, rules, regulations or judicial decisions that may occur after the date of this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement; provided that, in giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

 /s/ Foley Shechter LLP
Foley Shechter LLP